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                                                                 Exhibit 23.1


                                [KPMG Letterhead]


THE BOARD OF DIRECTORS AND STOCKHOLDERS
4FRONT SOFTWARE INTERNATIONAL, INC AND SUBSIDIARIES

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Information" in our prospectus.


/s/ KPMG

KPMG
CHARTERED ACCOUNTANTS
REGISTERED AUDITORS
LONDON, ENGLAND
MAY 21, 1996